EXHIBIT 1(i)

                         THE BEAR STEARNS COMPANIES INC.
                           Medium Term Notes, Series B


                                 AMENDMENT NO. 1
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                                                February 2, 2005

BEAR, STEARNS & CO. INC.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

      WHEREAS, The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc. ("Bear Stearns") are parties to a certain Medium Term Notes, Series B, Distribution Agreement dated as of June 19, 2003 (the "Distribution Agreement"); and

      WHEREAS, it is desirable and in the best interests of the Company to amend the Medium-Term Note Commission Schedule set forth as Exhibit B to the Distribution Agreement to reference the maximum commission payable pursuant to policies of the National Association of Securities Dealers, Inc.;

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby amend the Distribution Agreement as follows:

      1. Exhibit B to the Distribution Agreement is hereby amended by deleting the text thereof in its entirety and inserting in lieu thereof the Exhibit B attached hereto.

      2. After the date hereof, all references to the Distribution Agreement shall be deemed to mean the Distribution Agreement, as amended by this Amendment No. 1.

      3. In the event of a conflict between the terms of this Amendment No. 1 and the Distribution Agreement, as amended, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Distribution Agreement, as amended, shall be interpreted on that basis. To the extent the provisions of the Distribution Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Distribution Agreement.

      4. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                                       Very truly yours,

                                       THE BEAR STEARNS COMPANIES INC.



                                       By: /s/ Samuel L. Molinaro Jr.
                                          --------------------------------------
                                          Samuel L. Molinaro Jr.
                                          Executive Vice President
                                          and Chief Financial Officer



CONFIRMED AND ACCEPTED, as
of the date first above written:


BEAR, STEARNS & CO. INC.

By: /s/ Michael Minikes
   ---------------------------------
   Michael Minikes
   Treasurer

                                                                       EXHIBIT B

                      MEDIUM-TERM NOTE COMMISSION SCHEDULE


                    Maturity Ranges                          Commission*
-------------------------------------------------------- ---------------------
More than 9 months to less than 1 year...............          .125%
1 year to less than 18 months........................          .150
18 months to less than 2 years.......................          .200
2 years to less than 3 years.........................          .250
3 years to less than 4 years.........................          .350
4 years to less than 5 years.........................          .450
5 years to less than 6 years.........................          .500
6 years to less than 7 years.........................          .550
7 years to less than 10 years........................          .600
10 years to less than 15 years.......................          .625
15 years to less than 20 years.......................          .675
20 years or more ....................................          .750


* Any Agent may agree with the Company in respect of the sale of any Note to accept a commission other than one based upon the specified ranges of maturity, in which case such commission will be set forth in the Pricing Supplement applicable to such Note, provided, however, that in no case shall the commission exceed 8% of the initial offering proceeds.


                                      B-1